UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2013

New Hampshire Thrift Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-17859	02-0430695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Main Street, P.O. Box 9

Newport, New Hampshire 03773

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (603) 863-0886

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

New Hampshire Thrift Bancshares, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”) on May 9, 2013. There were 7,061,808 shares of common stock eligible to be voted at the Annual Meeting and 5,370,458 shares of common stock were presented in person or represented by proxy at the Annual Meeting, which constituted a quorum to conduct business.

There were three proposals submitted to the Company’s stockholders at the Annual Meeting. All proposals were passed. The final results of voting on each of the proposals are as follows:

Proposal 1: Election of Directors

Nominee	Votes For	Votes Withheld	Broker Non-Vote
Stephen J. Frasca	2,659,668	258,613	2,452,177
Peter R. Lovely	2,723,978	194,303	2,452,177
John P. Stabile II	2,727,523	190,758	2,452,177
Stephen R. Theroux	2,678,664	239,617	2,452,177
Joseph B. Willey*	2,724,158	194,125	2,452,177

*	All nominees were elected to serve a three-year term with the exception of Director Willey, who was elected to serve a two-year term.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstain	Broker Non-Vote
5,320,814	38,507	11,137	—

Proposal 3: Consideration and Approval of a Non-binding Advisory Resolution on the Compensation of the Company’s Named Executive Officers

Votes For	Votes Against	Abstain	Broker Non-Vote
2,349,579	452,214	116,488	2,452,177

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

Date: May 14, 2013	By:	/s/ Laura Jacobi
Laura Jacobi
Senior Vice President and Chief Financial Officer